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                                                                    Exhibit 99.2

                                                                Adopted 06/23/04

                                 CHARTER OF THE

                               AUDIT COMMITTEE OF

                                RAM HOLDINGS LTD.

I.   MISSION STATEMENT

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of RAM Holdings Ltd. (the "Company") is to, among other things, assist the Board in fulfilling its oversight responsibilities relating to: (i) the integrity of the Company's financial statements and other financial information that is provided to shareholders; (ii) the performance of the Company's internal audit function and the Company's independent auditors; (iii) the independent auditors' qualifications and independence; and (iv) compliance with relevant legal, regulatory and accounting requirements. It is the objective of the Committee to maintain free and open means of communications among the members of the Board, the independent auditors, the internal auditors and the financial and senior management of the Company. In order to perform his or her role effectively, each Committee member should obtain an understanding of the detailed responsibilities of the Committee as well as of the Company's business, operations and risks.

     The function of the Committee is oversight. Management is responsible for the preparation, presentation and integrity of financial statements and public disclosures. Management is also responsible for maintaining accounting and financial policies and internal controls, along with procedures to assure compliance with accounting standards, applicable laws and regulations. Internal audit examines and evaluates business processes and the system of internal controls. Independent auditors are responsible for planning and carrying out an audit in accordance with Generally Accepted Auditing Standards. Both the internal auditors and independent auditors report directly to the Committee.

II.  MEMBERSHIP

     The members of the Committee and the chair of the Committee ("Committee Chair") shall be appointed by a majority vote of the Board and shall serve until such member's successor is duly appointed and qualified or until such member's resignation or removal from the Committee by a majority vote of the Board. The Committee shall be comprised of no less than three Directors. The Committee's composition shall meet the applicable independence requirements set forth by the New York Stock Exchange (the "NYSE"), as in effect from time to time, the Sarbanes-Oxley Act of 2002 and related rules of the U.S. Securities and Exchange Commission (the "SEC"), and any other applicable laws, rules and regulations. Committee members shall monitor compliance with such requirements and report to the chairman of the Board (the "Chairman") any relationships or transactions that may cause such member to no longer meet the required definition of independence.

     Due to the Committee's demanding role and responsibilities, each Committee member, prior to his or her appointment, should carefully evaluate the existing demands on his or her time before accepting such appointment. No Director shall serve on the Committee if such Director serves on the audit committee of more than two other public companies, unless the Board determines that such service does not impair the ability of such member to serve on the Committee and such determination is disclosed in the Company's annual proxy statement.

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     Each member of the Committee will be, in the judgment of the Board, financially literate or will become financially literate within a reasonable period of time. At least one member of the Committee will be an "audit committee financial expert" as defined under the rules of the SEC. At least one member of the Committee will also have, in the judgment of the Board, accounting or related financial management expertise in accordance with the NYSE listing standards. For the avoidance of doubt, a Committee member who meets the requirements of an "audit committee financial expert" shall be deemed to have the requisite accounting or related financial management expertise under the NYSE requirements.

     The Corporate Secretary of the Company will serve as Secretary of the Committee unless the Board shall appoint another person to act as Secretary of the Committee.

III. MEETINGS

     The quorum necessary for the transaction of business at a Committee meeting shall be two Committee members. Actions to be taken by the Committee shall require the affirmative vote of a majority of the votes cast by the Committee members present at any meeting. The Committee will meet at least four times per year prior to the release of quarterly financial information and in conjunction with the Company's quarterly Board meetings, or more frequently as required to fulfill its duties. The Committee Chair and the Secretary of the Committee will develop and distribute an agenda for each meeting in advance of such meeting. Committee members may suggest additional agenda items and, at any meeting, raise subjects that are not on the agenda.

     The Committee may invite such other persons (for example, the Chief Executive Officer, Chief Financial Officer or the head of internal audit) to its meetings, as it deems necessary. The internal and external auditors should be invited to make presentations to the Committee as appropriate.

     The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on such meetings and other matters as required by this charter or as the Board shall from time to time specify. Specifically, the Committee shall ensure that the Board is made aware of matters which may significantly impact the financial condition or affairs of the Company. Reports to the Board may take the form of oral reports by the Committee Chair or any other member of the Committee designated by the Committee Chair to give such report. Except as expressly provided in this charter, the Bye-laws of the Company or the Company's corporate governance guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall set its own rules of procedure.

IV.  DUTIES AND RESPONSIBILITIES

     The Committee's responsibilities are as follows:

     AUDITING AND FINANCIAL STATEMENTS

     (1) Report regularly to the Board to discuss issues regarding the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance and independence of the Company's independent auditors and the performance of the internal audit function;

     (2) Prepare a report, for inclusion in the Company's proxy statement or, if applicable, Annual Report on Form 10-K, as required by the rules of the SEC, disclosing that the Committee has:


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          (A)  reviewed and discussed the audited financial statements with management:

          (B) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (which requires the independent auditors to communicate to the Committee matters related to the conduct of the audit); and

          (C) received the written disclosures and the letter from the independent auditors regarding the auditors' independence, including all non-audit services and fees and discussed the auditors' independence as required by Independent Standards Board No. 1 with the independent auditors (which requires the independent auditors to disclose any relationship that could impact the independent auditors' objectivity and independence);

          and that, based on the review and discussions referred to in paragraphs (A) through (C), recommended to the Board that the financial statements be included in the Company's Annual Report on Form 10-K;

     (3) Meet periodically in separate sessions with (a) the management of the Company, (b) the Company's internal auditors, and (c) the independent auditors;

     (4) Review and discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements prior to the earlier of the public distribution of the financial statements or their filing with the Securities and Exchange Commission, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; this review should include a discussion of major issues regarding audit and accounting principles, practices and judgments, and a discussion with the independent auditors of matters required by the Statement on Auditing Standards ("SAS") No. 61 in the case of annual financial statements and SAS No. 71 in the case of quarterly financial statements;

     (5) Review and discuss at least annually with management and the Company's independent auditors:

          (A)  all critical accounting and practices and policies to be used;

          (B) all alternative treatments of financial information within GAAP that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and

          (C) other material written communications between the auditors and management such as any management letter or schedule of unadjusted differences.

     (6) Review and discuss with management and the Company's independent auditors:

          (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

          (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in


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               connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative GAAP methods on the Company's financial statements;

          (C) significant risks and exposures affecting the Company, how management are managing such risks and any plans to minimize such risks;

          (D) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements; and

          (E) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP information), as well as review the Company's earnings press releases and any financial information and earnings guidance provided to analysts and rating agencies;

     (7) Review on a regular basis with the Company's independent auditors and internal auditors any problems or difficulties encountered by the independent auditors or internal auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the activities of the independent auditors and internal auditors or on access to requested information, and any significant disagreements with management, and in connection therewith, the Committee should review with the independent auditors and internal auditors:

          (A) any accounting adjustments that were noted or proposed but were rejected by management (as immaterial or otherwise);

          (B) any communications between the audit team and the independent auditors' national office regarding auditing or accounting issues; and

          (C) all other material written communications between the independent auditors or internal auditors and management, including any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors;

     (8) Resolve all disagreements between management and the independent auditors regarding financial reporting or audit, review or attest services;

     (9) Recommend for the shareholders' approval the Company's independent auditors, and approve the fees and terms of the independent auditors' engagement, review the scope of the annual audit of the Company's financial statements, review and evaluate the performance and independence of the independent auditors, including an evaluation of the lead partner of the independent auditors, and make decisions regarding the replacement or termination of the independent auditors; provided that when evaluating the independent auditors, the Committee should consider the opinions of management and the Company's internal auditors, and should consider, in order to assure continuing auditor independence, the desirability of regularly rotating the lead partner and reviewing audit partners (in addition to the rotation every five years required pursuant to Section 10A(j) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder), or the independent auditing firm;

     (10) Approve any other services and fees which are payable to independent auditors in respect of non-audit activities, and, unless properly delegated beforehand to a sub-committee or the Committee Chair, pre-approve all permitted non-audit work to be


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          performed by the independent auditors, subject to the de minimus exceptions for certain non-audit services described in Section 10A(i) of the Exchange Act that are approved by the Committee prior to the completion of the audit;

     (11) Review the performance of the independent auditors, and have the sole authority and be directly responsible for (a) the oversight of the work of the Company's independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, which independent auditors and each other registered public accounting firm shall report directly to the Committee, (b) the appointment of the independent auditing and each such other registered public accounting firm (subject to any required shareholder approval) and (c) the determination of the compensation of the Company's independent auditors;

     (12) At least annually, obtain and review a report from the Company's independent auditors describing:

          (A)  the independent auditors' internal quality-control procedures;

          (B) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, with respect to any independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

          (C) all relationships between the independent auditors and the Company including the matters covered by Independence Standards Board Standard Number 1 and any services that may impact the objectivity and independence of the independent auditors (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

     (13) Establish clear hiring policies for employees and former employees of the independent auditors;

     (14) Evaluate whether management is setting the appropriate control environment, as well as communicating the importance of internal controls and ensuring that all employees have an understanding of their roles and responsibilities;

     (15) Review the Company's accounting practices, internal controls and business ethics practices, as appropriate, including monitoring the enforcement of the Business Code of Conduct;

     (16) Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

     (17) Discuss guidelines and policies relating to risk assessment and risk management, the Company's major financial risk exposures and steps management has taken to monitor and control such exposures;


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     (18) Meet with management and internal auditors of the Company to review compliance with risk management and underwriting policies related to the Company's reinsured book of business and investment portfolio;

     (19) Review annually the Company's disclosure controls and procedures policy and other steps the Company has taken to ensure that all financial and non-financial information required to be disclosed is collected, summarized, evaluated and reported within the time periods specified in the SEC's rules and forms;

     (20) Review with the Company's Chief Executive Officer, Chief Financial Officer, Chief Internal Auditor and independent auditors, periodically, the following:

          (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company's independent auditors;

          (B) any fraud or illegal acts, whether or not material, that involve management or other employees who have a significant role in the Company's internal controls; and

          (C) any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

     (21) Discuss with management, the independent auditors and the internal auditors, and review the performance and adequacy of, the Company's internal audit function, including its independence, responsibilities, budget, staffing, the scope of the audits, the findings of the audits, management's response and implementation of audit recommendations, and any proposed changes in the scope, plan or procedures of the audit from the prior period;

     PRELIMINARY ANNOUNCEMENTS, INTERIM FINANCIAL STATEMENTS AND ANALYSTS' BRIEFINGS

     (22) Be briefed by management on how management develops preliminary announcements, interim financial information and analysts' briefings and the extent to which the external auditors review such information;

     (23) Assess the fairness of the preliminary and interim financial statements and disclosures and obtain explanations from management and the internal and external auditors on whether:

          (A) actual financial results for the interim period varied significantly from budgeted or projected results;

          (B) changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices;

          (C) generally accepted accounting principles have been consistently applied;

          (D) there are any actual or proposed changes in accounting or financial reporting practices;


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          (E)  there are any significant or unusual events or transactions;

          (F) the Company's financial and operating controls are functioning effectively; and

          (G) the preliminary announcements and interim financial statements contain adequate and appropriate disclosures;

     INTERNAL AUDIT

     (24) Approve the employment, compensation and termination of the Chief Internal Auditor;

     (25) If the internal audit function is outsourced to a third party, review and approve the appointment of such third party service provider and consider and approve any proposal by management to terminate the Company's contract with such third party service provider;

     (26) Review the activities and organizational structure of the internal audit function and ensure that no unjustified restrictions or limitations are placed on such function;

     (27) Review the effectiveness of the internal audit function;

     (28) Meet separately with the Chief Internal Auditor to discuss any matters that the Committee or the auditors believe should be discussed privately;

     (29) Ensure that significant findings and recommendations made by the internal auditors are received and discussed on a timely basis; and

     (30) Ensure that management responds to recommendations by the internal auditors;

     LEGAL COMPLIANCE

     (31) Review at least annually with the Company's general counsel and outside counsel, as appropriate, legal and regulatory compliance and litigation matters, if any, that could have a significant impact on the Company's financial statements and the Company's compliance policies;

     (32) Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any fraudulent acts or non-compliance;

     (33) Ensure that all regulatory compliance matters have been considered in the preparation of the financial statements;

     (34) Review the findings of any examinations by regulatory agencies; and

     (35) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities;


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     INTERNAL REVIEW

     (36) Conduct, and review with the Board, an annual performance evaluation of the Committee;

     (37) Review and reassess the adequacy of the audit committee charter on an annual basis;

     CODE OF CONDUCT

     (38) Develop and oversee compliance with the Company's Code of Conduct and Ethics (the "Code of Conduct") including compliance with the corporate opportunities and conflicts policies;

     (39) On an annual basis, review and assess the adequacy of the Code of Conduct and recommend changes to the Board as necessary;

     (40) Review requests from Directors and executive officers of the Company for waivers from the Code of Conduct, make recommendations to the Board with respect to such requests and review any required disclosures relating to such waivers;

     (41) Ensure that the Directors voting on an issue are informed, disinterested and independent with respect to the applicable issues;

     (42) Determine whether any transaction or course of dealing may be continued, including through an express approval or disapproval and any other course of action, where the Committee determines that a conflict of interest or corporate opportunity exists;

     OTHER RESPONSIBILITIES

     (43) Review and oversee internal procedures developed by management with respect to internal disclosure controls including reviewing any management internal control report, and procedures used to collect, process and disclose in a timely manner information required in the Company's periodic and current reports;

     (44) Keep current with new accounting and reporting standards promulgated by the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board (the "FASB"), the SEC and other relevant accounting standard setting bodies; and

     (45) Perform such additional activities, and consider such other matter, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.   AUTHORITY

     The Committee shall have the authority to seek any information it requires from any Director, officer or employee of the Company in order to perform its duties and to ensure the attendance of Company officers at its meetings, if appropriate.

     The Committee shall have the authority to obtain at the Company's expense and without having to seek prior Board approval, external or internal legal, accounting and other professional advice, consultants or experts, on any matters within its scope of


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     responsibility. The Committee shall have full authority to commission any reports or surveys which it deems necessary to help it to fulfill its obligations.

     The Committee shall not be entitled to sub-delegate any or all of the powers and authority delegated to it. The Committee shall have the authority to conduct or authorize investigations into or studies of any matters within the Committee's scope of responsibility.

     Where any decision relates to a transaction in which a member of the Committee has an interest and in accordance with the Bye-laws of the Company has not voted, the decision shall not be implemented until it has been reported at a meeting of the Board at which the member's interest has been declared. This provision shall not be construed as permitting a Director to lack the independence required under Part II.


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